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                                                                   EXHIBIT 10.24


                                   2987-00-00






                        ADMINISTRATIVE SERVICES AGREEMENT

                                 BY AND BETWEEN

                             RGA REINSURANCE COMPANY

                           (HEREIN CALLED THE CLIENT)

                                       AND

                     GENERAL AMERICAN LIFE INSURANCE COMPANY

                     (HEREIN CALLED THE SERVICE CONTRACTOR)

WHEREAS, the Client is an insurance company licensed in various states; and

WHEREAS, the Service Contractor is an insurance company licensed in various states and capable of providing various administrative services; and

WHEREAS, the Client reinsures certain Bank Owned Life Insurance ("BOLI") policies (hereinafter called "the Policies"); and

WHEREAS, the Client desires that the Service Contractor provide certain services in connection with the administration and operation of the Policies; and

WHEREAS, the Service Contractor is willing to provide such services;

NOW, THEREFORE, in consideration of the payments to the Service Contractor as provided for herein and subject to the terms and conditions contained herein, it is hereby agreed as follows:

Section 1.  Services

The Service Contractor will provide the services listed in Appendix A, subject to modification as provided herein, for the administration and operation of the Policies; such services to be coordinated by a representative of the Service Contractor to assure effective and efficient operation of the Policies. Such policies shall be as covered under the Automatic Coinsurance Agreement and the Automatic Yearly Renewable Term Agreement between USAA Life Insurance Company and RGA Reinsurance Company effective January 1, 1997, attached as Appendix C and Appendix D.
Section 2.  Client Reports Records and Information


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The Service Contractor hereby agrees to furnish the Client with certain necessary reports, records, and information (see Exhibit F in Appendix C) in order to carry out its duties hereunder.

It is mutually agreed that the Service Contractor shall not be responsible for delay in the performance of its duties under this Agreement or for non-performance hereunder, if such delay or non-performance is caused or contributed to in whole or in part by the failure of the Client to promptly furnish any required information.

Section 3.  Payments to the Service Contractor

For each month in which the Service Contractor performs duties pursuant to this Agreement, the Client shall make payment to the Service Contractor of amounts due within 10 days of the date of notification to the Client by the Service Contractor. The amount due shall be determined in accordance with the Payment
Schedule in Appendix B.

The Service Contractor shall have the right to adjust its fees as of the date
(a) the Policies are amended to modify benefits, or (b) its cost of operation is increased solely by virtue of a change in charges to the Service Contractor by a governmental unit, but such adjustment shall be limited to the amount of the change. The Service Contractor also shall have the right to adjust its fees on the annual anniversary of this Agreement and annually thereafter.

Section 4.  General Provisions

         (a) The Service Contractor in performing its duties under this Agreement is acting only as agent of the Client, and the rights and responsibilities of the parties shall be determined in accordance with the law of agency except as otherwise herein provided.

         (b) The Service Contractor shall use reasonable care and diligence in the exercise of its powers and the performance of its duties hereunder, but shall not be liable for any mistake of judgment or other action taken in good faith, or for any loss unless resulting from its gross negligence.

         (c) The Service Contractor agrees to indemnify the Client and hold the Client harmless against any and all loss, damage, and expense, including court costs and attorney's fees, resulting from or arising out of the dishonest, fraudulent, criminal acts or acts of gross negligence of the Service Contractor's employees, either acting alone or in collusion with others.





         (d) Except as provided in (c) above, the Client agrees to indemnify the Service Contractor and hold the Service Contractor harmless against any and all loss,


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                  damage, and expense, including court costs and attorney's
                  fees, resulting from or arising out of claims, demands, or lawsuits brought against the Service Contractor in administering the Policies or to recover benefits under the Policies, including compensatory, punitive, or other damages, and including but not limited to claims for premium taxes by any governmental unit or other assessments made against the Service Contractor by governmental units.

         (e) The Service Contractor shall consult with the Client or legal counsel designated by the Client in claim matters that are beyond the ordinary. In the defense of any legal action on a claim for benefits, the Service Contractor will furnish the Client and its legal counsel all pertinent information regarding the disputed claim, including the basis for its denial. The defense of any legal action on a claim for benefits shall not be the obligation of the Service Contractor.

         (f) The Service Contractor shall be entitled to rely upon any communication believed by the Service Contractor to be genuine and to have been signed or presented by the proper party or parties.

                  The Service Contractor shall not be bound by any notice, direction, requisition, or request unless and until it shall have been received in writing, or by facsimile, by the Service Contractor at its St. Louis, Missouri address, or at such other address as the Service Contractor specifies for the purposes of this Agreement by notice in writing addressed to the Client. Notices or communications from the Service Contractor to the Client shall be addressed to the Client and shall be sent by mail or facsimile to the Client at the same address designated by the Client.

         (g) The Service Contractor shall have no power or authority to alter, modify, or waive any terms or conditions of the Policies, or to waive any breach of any such terms or conditions, or to bind the Client, or to waive any of its rights, by making any statement or by receiving at any time any notice; or information.

         (h) The Service Contractor shall have no power or authority to act for or on behalf of the Client other than as herein expressly granted, and no other or greater power or authority shall be implied by the grant or denial of power or authority specifically mentioned herein.







         (i) The Service Contractor shall hold as the property of the Client all papers, books, files, correspondence and records of all kinds which at any time shall come into its possession or under its control relating to the transactions performed by the


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                  Service Contractor for the Client under this Agreement, and shall surrender them to the Client upon termination of this Agreement or upon prior request, except the Service Contractor may periodically destroy such material as it would usually destroy in the normal course of business.

         (j) The Client shall have the right at all reasonable times and upon reasonable notice to inspect at the office of the Service Contractor or office of the Subcontractor all books, records and documents relating to the administration of the Policies under this Agreement and which relate to such inspection. Any costs of such inspections shall be borne by the Client.

         (k) Failure by the Client or the Service Contractor to insist upon compliance with any provision of this Agreement at any given time or under any given set of circumstances shall not operate to waive or modify such provision or in any manner render it unenforceable, as to any other time or as to any other occurrence, whether the circumstances, are, or are not, the same and no waiver of any of the terms or conditions of this Agreement shall be valid or of any force or effect unless contained in a written instrument specifically expressing such waiver and signed by a person duly authorized to sign such waiver.

         (l) This Agreement, including any appendices or supplements thereto, shall constitute the entire contract between the parties and shall govern the rights, liabilities and obligations of the parties hereto, except as it may be modified in accordance with the provisions of Section 4.

         (m) Except as otherwise provided herein, any assignment of this Agreement or of any rights hereunder shall be void and of no force or effect.

         (n) It is understood that the Service Contractor performs purely ministerial functions for the Client within a framework of policies, interpretations, rules, practices and procedures made by the Client.

         (o) Under no circumstances shall the Service Contractor be considered the named fiduciary under the Policies.

Section 5.  Controlling Law

This Agreement shall be construed and enforced according to the laws of the State of Texas.






Section 6.  Separability

In the event any provision of this Agreement shall be held illegal or invalid for any reason by law



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or a court of competent jurisdiction, said illegality or invalidity shall not affect the remaining parts of this Agreement, but it shall be construed and enforced as if said illegal or invalid provisions had not been included herein either initially, or beyond the date it is first held to be illegal or invalid if after the effective date of this Agreement, provided the basic purposes hereof can be effectuated through the remaining valid and legal provisions.

Section 7.  Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

Section 8.  Currency and Place of Payments

All sums payable to, or payable by, the Service Contractor pursuant to this Agreement shall be payable in the lawful currency of the United States of America at its St. Louis, Missouri office.

Section 9.  Termination of Agreement

         (a) If any state or other jurisdiction enacts a law which prohibits the continuance of this Agreement, or the existing law is interpreted to so prohibit the continuance of this Agreement, the Agreement shall terminate automatically as to such time or jurisdiction on the effective date of such law or interpretation.

         (b) The Client reserves the right to terminate this Agreement as of any anniversary of the effective date of this Agreement by giving written notice to the Service Contractor at least ninety (90) days in advance of such date.

         (c) The Service Contractor reserves the right to terminate this Agreement.

                  (i) As of January 1, 2000, or any anniversary of that date, after January 1, 2000 by giving written notice to the Client at least one-hundred and eighty (180) days in advance of such date, and

                  (ii)     If the Client fails to make payments, pursuant to
                           Section 3, Termination of this Agreement in accordance with this Item (ii) will be effective immediately upon written notice from the Service Contractor to the Client. Such notice may be by telegram, facsimile, or delivered in person.





IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized to do so, to be effective as of January 1, 1997.

Dated at ________________________      RGA REINSURANCE COMPANY



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this ____________ day of ________        By:_____________________________

                                         ________________________________
                                         (Official Title)




Dated at ________________________        GENERAL AMERICAN LIFE INSURANCE COMPANY

this _________ day of ___________        By:_____________________________

                                         ________________________________




























                                   APPENDIX A

                SERVICES TO BE PROVIDED BY THE SERVICE CONTRACTOR




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        TO BE ATTACHED TO AND MADE A PART OF THE AGREEMENT BY AND BETWEEN

                             RGA REINSURANCE COMPANY

                                       AND

                     GENERAL AMERICAN LIFE INSURANCE COMPANY

The services to be performed by the Service Contractor are as set forth as follows.

Section 1.  Administration Services Provided

         (a) Pre-Submission Approval. While no individual underwriting of insureds is required on the Policies, the Service Contractor will review, approve and/or make recommendations to the census within defined guarantee issue parameters.

         (b) Policy Issue. The Service Contractor will build the policy administration records and prepare the master policy documents within 90 days from receipt of monies, providing all necessary submission requirements, (i.e., consent forms, master application and census) are received.

         (c) Premiums. The Service Contractor will perform the necessary accounting to record all premium payments.

         (d)      Inforce Policy Administrator.

                  (i) The Service Contractor will provide monthly reporting of values within five days following the ninth valuation date. The date is the issue day of the policy.

                  (ii) The Service Contractor will support policy changes. These changes include title changes/ownership's, beneficiary, assignee, name change) and contractual changes (such as face inverses).

                  (iii) The Service Contractor will calculate death claim values in accordance with the terms of the Policies and provide such values to Client for payment.




                             APPENDIX A (CONTINUED)

                  Section 2.  Financial Management Services Provided.


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         (a)      The Service Contractor will provide:

                  (i) cash flow testing report annually to show that adequate reserves have been set aside;

                  (ii) quarterly reports providing general ledger and policy reserves data;

                  (iii) annual Statement data for insurance in force exhibits;

                  (iv) experience analyses (lapses and mortality) annually, with recommendations as to modification;

                  (v) interest Crediting Rate analysis, report and recommendations, on an annual basis,

                  (vi) a monthly billing statement for services provided under this agreement.

















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                                   APPENDIX B

                                PAYMENT SCHEDULE


        TO BE ATTACHED TO AND MADE A PART OF THE AGREEMENT BY AND BETWEEN


                             RGA REINSURANCE COMPANY

                                       AND

                     GENERAL AMERICAN LIFE INSURANCE COMPANY


The amount due the Service Contractor will be the following amounts:

Acquisition Expenses                   $5,000 per Case
Inforce Administration                 $0.40 per policy per month, plus .02%
                                       (annualized rate) times the Fund Value of
                                       the Policies
Product Management                     .05% (annualized rate) times the Fund
                                       Value of the Policies

The Fee is paid to the Service Contractor for services provided as outlined in this Agreement. Fees for additional services not outlined in this agreement are negotiable.


















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